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                                                                   Exhibit 10.51

                          STOCK RESTRICTION AGREEMENT

     AGREEMENT made as of the 10th day of May, 1996, between Ontogeny, Inc., a Delaware corporation, (the "Company") and George Eldridge (the "Stockholder").

     WHEREAS, the Stockholder is an employee of the Company who commenced his or her employment with the Company on April 22, 1996 (the "Employment Date"),

     NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Stockholder hereby subscribes for and, upon acceptance hereof, shall purchase, subject to the terms and conditions set forth in this Agreement, 60,000 shares (the "Shares") of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $.15 per share. The aggregate purchase price for the Shares shall be paid by the Stockholder by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Stockholder one or more certificates in the name of the Stockholder for that number of Shares purchased by the Stockholder. The Stockholder agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

2.  Purchase Option.

        (a) In the event that the Stockholder ceases to be employed by the Company, for any reason or for no reason, with or without cause, prior to the fifth anniversary of the Employment Date, the Company shall have the right and option (the "Purchase Option") to purchase from the Stockholder, for a sum of $.15 per share (the "Option Price"), all Shares that are not then "Vested Shares."

        (b) Shares shall become "Vested Shares" at the rate of 20% of the Shares on the first anniversary of the Employment Date, and 5% of the Shares at the end of each three-month period beginning on the first anniversary of the Employment Date or any multiple of three months thereafter during which the Stockholder is employed by the Company (a "Contract Quarter"). All Shares that are not Vested Shares at any particular time shall be referred to as "Unvested Shares."

3.  Exercise of Purchase Option and Closing.

        (a) The Company may exercise the Purchase option by delivering or mailing to the Stockholder (or the Stockholder's estate), in accordance with
Section 15, written notice of exercise within 60 days after the termination of the Stockholder's employment with the Company. Such notice shall specify the number of Unvested Shares to be purchased. If and to the extent the Purchase option is not so exercised within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

        (b) Within 10 days after the Stockholder's receipt of the Company's notice of the exercise of the Purchase Option pursuant to Section 3(a) above, the Stockholder (or the
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Stockholder's estate) shall tender to the Company at its principal offices the certificate or certificates representing the Unvested Shares which the Company has elected to purchase, duly endorsed in blank by the Stockholder or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such Shares, the Company shall deliver or mail to the Stockholder (or the Stockholder's estate) a check in the amount of the aggregate Option Price therefor.

        (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 3(b) above, the Company shall not pay any dividend to the Stockholder on account of such Shares or permit the Stockholder to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

        (d) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

4. Escrow. The Stockholder shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form provided by the Company. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as Escrow Agent thereunder. The Stockholder shall deliver to such Escrow Agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such Escrow Agent, on behalf of the Stockholder, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

5.  Restrictions on Transfer.

        (a) Except as otherwise provided below, the Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Unvested Shares, or any interest therein.

        (b) Notwithstanding the foregoing, the Stockholder may transfer Unvested Shares to or for the benefit of any parent, spouse or child, or to a trust or custodial account for his, her or their benefit, provided that (i) such transfer shall comply with all applicable state and federal securities laws, (ii) such Unvested Shares shall remain subject to this Agreement, including the Purchase Option, and (iii) such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

        (c) In connection with the Company's initial public offering of Common Stock, the Stockholder shall, if requested by the managing underwriter of such offering, agree not to sell any Shares during the period of 180 days following the effective date of such offering.

6. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

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7.  Restrictive Legends.  All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the offices of the corporation.

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

8. Investment Representations. The Stockholder represents, warrants and covenants as follows:

        (a) The Stockholder is purchasing the Shares for the Stockholder's own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

        (b) The Stockholder has had such opportunity as the Stockholder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder's investment in the Company.

        (c) The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

        (d) The Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

        (e) The Stockholder understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock

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of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

9.  Adjustments for Stock Splits, Stock Dividends, etc.

        (a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of the Stockholder's ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

        (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation (an "Acquiring Corporation"), or other property (including cash), pursuant to any merger of the Company or acquisition of its assets by an Acquiring Corporation, then the rights of the Company under this Agreement shall inure to the benefit of the Acquiring Corporation and this Agreement shall apply to the securities or other property received from the Acquiring Corporation upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

10.  Withholding Taxes.

        (a) The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Stockholder.

        (b) If the Stockholder elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares as of the day immediately preceding the date of the purchase of such Shares by the Stockholder.

11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

12. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company on behalf of the Company.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal

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representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

14. No Rights Implied. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be employed or retained, in any position, by the Company.

15. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath the Stockholder's or the Company's respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.

16. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

18. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

19. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              ONTOGENY, INC.

                              By:   /s/ William W. Helman
                                   --------------------------------

                              William W. Helman, President

                              Address:  One Kendall Square

                              Building 600

                              Cambridge, MA 02139

                              STOCKHOLDER:

                              /s/ George Eldridge
                              -----------------------------------

                              George Eldridge

                              Address:  51 Kingsbury Street

                              Wellesley, MA 02181

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